Exhibit 99.1

Destination XL Group, Inc. Reports Holiday Sales Results

Narrows 2023 Full-Year Sales Guidance to $520.0 million to $525.0 million

CANTON, Mass., January 8, 2024 – Destination XL Group, Inc. (NASDAQ: DXLG), the leading integrated-commerce specialty retailer of Big + Tall men’s clothing and shoes, today announced the following results for the 9-week holiday sales period ended December 30, 2023 (unaudited):

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Total sales were $102.4 million compared to $111.7 million for the 9-week holiday sales period ended December 31, 2022.
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Comparable sales for the same 9-week holiday period decreased 8.7%, with comparable sales decreases of 7.6% from stores and 10.9% from the direct business.

Based on the holiday sales results and expectations for the remainder of the fourth quarter, the Company is narrowing its guidance for fiscal 2023 as follows:

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Total sales for fiscal 2023 are expected to be $520.0 million to $525.0 million, or the lower half of its previous guidance of $520.0 million to $530.0 million.
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Net income of $0.39 to $0.43 per diluted share, as compared to its previous guidance of $0.39 to $0.46 per diluted share. Adjusted net income of $0.45 to $0.49 per diluted share, as compared to its previous guidance of $0.45 to $0.52 per diluted share. Adjusted net income is a non-GAAP measure.
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Adjusted EBITDA margin of 10.0% to 10.5%, as compared to its previous guidance of 10.0% to 11.0%. Adjusted EBITDA margin is a non-GAAP financial measure.

“Our sales results for the 9-week holiday period were disappointing, but not unexpected. We started the quarter with a high, single-digit negative comp and that is exactly where we ended the holiday period. Lower traffic to both the stores and our website was the primary reason for the decline in sales. Despite the challenges with traffic, we resisted the temptation to stimulate sales by becoming hyper-promotional, which we believe also resulted in softer conversion online. Conversely, staying the course as we continue to rebuild the DXL brand avoided further erosion in gross margin with unnecessary markdowns. This strategy was made possible because of our clean inventory position and our disciplined approach to inventory management,” said Harvey Kanter, President and Chief Executive Officer.

The Company plans to report its actual fourth-quarter and fiscal 2023 financial results on March 21, 2024, when management will also conduct its quarterly conference call to discuss its results. The earnings call will be hosted by Harvey Kanter, President and Chief Executive Officer, and Peter Stratton, Executive Vice President, Chief Financial Officer, and Treasurer.

Non-GAAP Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains a projection for adjusted net income, adjusted net income per share and adjusted EBITDA margin for fiscal 2023, non-GAAP measures. The presentation of these non-GAAP measures is not in accordance with GAAP and should not be considered superior to or as a substitute for net income, or any other measure of performance derived in accordance with GAAP. In addition, not all companies calculate non-GAAP financial measures in the same manner and, accordingly, the non-GAAP measures presented in this release may not be comparable to similar measures used by other companies. The Company believes the inclusion of these non-GAAP measures help investors gain a better understanding of the Company’s performance, especially when comparing such results to previous periods, and that it is useful as an additional means for investors to evaluate the Company's operating results when reviewed in conjunction with the Company's GAAP financial statements.

Adjusted net income and adjusted net income per diluted share are calculated by excluding any asset impairment charge (gain) and the loss from the termination of the retirement plans, subtracting the actual income tax provision (benefit) and applying an effective tax rate of 27%. The Company believes that this comparability is useful in comparing the actual results period to period. Adjusted net income per diluted share is then calculated by dividing the adjusted net income by the weighted average shares outstanding for the respective period, on a diluted basis.

Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization and adjusted for the loss from the termination of the retirement plans and asset impairment charge (gain), if any. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total sales. The Company believes that providing adjusted EBITDA and adjusted EBITDA margin is useful to investors to evaluate the Company’s performance and are key metrics to measure profitability and economic productivity.

About Destination XL Group, Inc.

Destination XL Group, Inc. is the leading retailer of Men’s Big + Tall apparel that provides the Big + Tall man the freedom to choose his own style. Subsidiaries of Destination XL Group, Inc. operate DXL Big + Tall retail and outlet stores and Casual Male XL retail and outlet stores throughout the United States, and an e-commerce website, DXL.COM, and mobile app, which offer a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. The Company is headquartered in Canton, Massachusetts, and its common stock is listed on the Nasdaq Global Market under the symbol "DXLG." For more information, please visit the Company's investor relations website: https://investor.dxl.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding our guidance for fiscal 2023, including expected sales, net income and adjusted EBITDA margin, and the expected timing of the release of its financial results for the fourth quarter and fiscal year 2023. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 16, 2023, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including risks relating to: changes in consumer spending in response to economic factors; the impact of rising inflation; the Israel-Hamas conflict and the ongoing Russian invasion of Ukraine on the global economy; potential labor shortages; and the Company’s ability to execute on its digital and store strategies, ability to grow its market share, predict customer tastes and fashion trends, forecast sales growth trends and compete successfully in the United States men’s big and tall apparel market.

Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.

CERTAIN COLUMNS IN THE FOLLOWING TABLE MAY NOT FOOT DUE TO ROUNDING

FISCAL 2023 FORECAST

GAAP TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

GAAP to NON-GAAP ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER SHARE RECONCILIATION

(unaudited)

	Projected
	Fiscal 2023
(in millions, except per share data and percentages)		per diluted share

Net income (GAAP basis)	$25.2 - $27.6
Add back:
Loss from termination of retirement plans	5.7
Provision for income taxes	9.3 - 10.2
Interest income, net	(2.0)
Depreciation and amortization	13.7
Adjusted EBITDA (non-GAAP basis)	$51.9- $55.2

Sales (53-week basis)	$520.0 - $525.0
Adjusted EBITDA margin as a percentage of sales (non-GAAP basis)	10.0%-10.5%

Net income (GAAP basis)	$25.2 - $27.6	$0.39 -$0.43
Add back:
Loss from termination of retirement plans, tax effected	4.2	0.06
Adjusted net income (non-GAAP basis)	$29.4 - $31.7	$0.45-$0.49

Weighted average common shares outstanding - diluted (1)	64.5
(1) No share repurchases have been assumed for the fourth quarter of fiscal 2023